SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: December 5, 2002


                               Semtech Corporation
             (Exact name of registrant as specified in its charter)


       Delaware                          1-6395               95-2119684
(State or other jurisdiction of       (Commission            (IRS Employer
 incorporation or organization)       File Number)         Identification No.)


          200 Flynn Road
       Camarillo, California                                    93012-8790
(Address of Principal Executive Offices)                       (Zip Code)


                                 (805) 498-2111
                    (Registrant's telephone number, including
                                   area code)


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Item 5.    Other Events.
           ------------

     The Registrant issued the press release, filed as Exhibit 99.1 hereto, on December 5, 2002.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

Exhibit Number         Description of Document

99.1                   Press Release of the Registrant dated December 5, 2002.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2002                  SEMTECH CORPORATION


                                     By:   /s/   David G. Franz, Jr._____
                                        ----------------------------------
                                                 David G. Franz, Jr.
                                                 Chief Financial Officer


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                                INDEX TO EXHIBITS


Exhibit Number          Description of Document

99.1                    Press Release of the Registrant dated December 5, 2002.



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                                                                  Exhibit 99.1



Editorial Contact:
John Baumann
Investor Relations
Semtech Corporation
(805) 480-2010


             Semtech Elects Three New Members to Board of Directors


CAMARILLO, Calif., December 5, 2002 -- Semtech Corp. (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors for communications, portable devices, computers, and industrial equipment, today announced that Glen Antle, James Lindstrom, and John Piotrowski have been elected to the company's board of directors.

"Expanding the board to include Glen Antle, James Lindstrom, and John Piotrowski significantly strengthens and diversifies Semtech's directorship as we focus on our vision for the future," stated John D. "Jack" Poe, chairman of the board and chief executive officer of Semtech. "These business veterans bring a breadth of expertise in technology and leadership that should provide valuable insight into the company's growth and development initiatives."

About the New Directors

Glen M. Antle, whose career in engineering and electronic design automation
(EDA) spans 40 years, currently serves on the board of directors for several other technology companies. He was chairman of the board at Quickturn Design Systems until it was acquired by Cadence Design Systems in 1999. Prior to that, Mr. Antle held the positions of chairman of the board and chief executive officer at PiE Design Systems, which merged with Quickturn in 1993. Mr. Antle was co-founder of ECAD, which merged with SDA Systems in 1988, and became Cadence Design Systems, Inc.

James T. Lindstrom holds the position of chief financial officer at AmmoCore Technology, Inc., a design implementation solutions provider for the rapid delivery of complex deep sub-micron system ICs. Prior to joining AmmoCore, Mr. Lindstrom was vice president of finance and administration and chief financial officer at Silicon Perspective Corp., where he was instrumental in the company's merger with Cadence Design Systems. He has more than 25 years of financial management experience in the EDA and fabless semiconductor industries.

Gen. John L. Piotrowski, USAF (Ret.) serves as director on other corporate boards, consultant for several aerospace corporations and member of the Defense Science Board. He also serves as senior advisor for the Air Force Research Lab, Joint National Integration Facility, the Ground Based Mid-Course Ballistic Missile Defense Program Manager, and the Missile Defense Agency. General Piotrowski is a seasoned administrator and resource manager with extensive experience in strategic planning, policy formulation, resource allocation and logistics.

Glen Antle, James Lindstrom, and John Piotrowski join other Semtech board members: Jack Poe, chairman of the board and Semtech's CEO; Rock Hankin, vice chairman of the board and senior partner at Hankin & Co.; James Burra, CEO of Endural Division, Hoover Group, Inc.; and James Schraith, former vice president at Quantum Corporation.

About Semtech

Semtech Corporation is a leading supplier of high-quality analog and mixed-signal semiconductor products. The company is dedicated to providing customers with proprietary solutions and breakthrough technology in power management, protection, advanced communications, human interface, test and measurement, and high-speed clock/logic products. Publicly traded since 1967, Semtech is listed on the NASDAQ National Market under the symbol SMTC. For more information, contact Semtech Corp. at 200 Flynn Road, Camarillo, CA 93012-8790; phone (805) 498-2111; email to info@semtech.com; or visit its Web site at www.semtech.com.

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